FINANCE OF AMERICA REPORTS THIRD QUARTER 2026 RESULTS
– Funded volume of $748 million increased 24% for the quarter compared to prior year –
– $5.24 in basic loss per share or $110 million net loss for the quarter, primarily the result of $125 million in non-cash changes in fair value –
– Cash and cash equivalents increased by $33 million during the quarter, to $118 million as of September 30, 2026 –
– $0.28 in adjusted earnings per share(1) or $6 million of adjusted net income(1) for the quarter –
– $17 million of adjusted EBITDA(1) for the quarter –

Plano, Texas (November 3, 2026): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended September 30, 2026.

Third Quarter and Year-to-Date 2026 Highlights(2)
•Funded volume of $748 million for the quarter, representing a 24% increase year over year.
•Year-to-date funded volume increased 17% to $2,074 million.
•$5.24 in basic loss per share or $110 million net loss for the quarter, primarily the result of $125 million in non-cash fair value adjustments. $3.49 in basic loss per share or $103 million net loss for the first nine months of 2026.
•$0.28 in adjusted earnings per share(1) or $6 million of adjusted net income(1) during the quarter, primarily the result of lower net origination gains due to higher benchmark rates.
•$2.26 in adjusted earnings per share(1) or $51 million of adjusted net income(1) for the first nine months of 2026.
•Cash and cash equivalents increased by $33 million during the quarter, to $118 million as of September 30, 2026, reflecting strong cash generation from originations and capital markets.
•Leveraging its strong cash position, the Company expects to complete the $60 million paydown of senior secured notes in November 2026.
•Total equity of $307 million as of September 30, 2026, with total equity attributable to common stock of $259 million, or $28.08 book value per common share.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) The financial information presented in the highlights is for the Company’s continuing operations.

Graham A. Fleming, Chief Executive Officer commented, “The third quarter of 2026 demonstrated the continued strength of our platform, with funded origination volume growing 24% year over year. While higher interest rates drove near-term pressure on earnings, we believe this impact is temporary. We have already taken steps to improve margins. We remain focused on driving production growth, operational efficiency, and cash generation, and we will continue taking action to normalize margins should rate volatility remain elevated. We believe Finance of America is well positioned to navigate these evolving markets, capitalize on the enduring demand for home equity solutions, and create long-term shareholder value.”

(unaudited)
Third Quarter and Year-to-Date 2026 Financial Summary of Continuing Operations

($ amounts in millions, except per share data)(1)			Variance (%)		Variance (%)			Variance (%)
	Q3'26	Q2'26	Q3'26 vs Q2'26	Q3'25	Q3'26 vs Q3'25	YTD 2026	YTD 2025	2026 vs 2025
Funded volume	$748	$730	2%	$603	24%	$2,074	$1,766	17%
Total revenues	(58)	62	(194)%	81	(172)%	125	424	(71)%
Total expenses and other, net	72	134	(46)%	109	(34)%	289	289	—%
Pre-tax income (loss) from continuing operations	(130)	(71)	(83)%	(29)	(348)%	(165)	135	(222)%
Net income (loss) from continuing operations	(110)	(29)	(279)%	(29)	(279)%	(103)	131	(179)%
Adjusted total revenues(2)	89	105	(15)%	107	(17)%	305	276	11%
Adjusted net income(2)	6	19	(68)%	33	(82)%	51	60	(15)%
Adjusted EBITDA(2)	17	35	(51)%	55	(69)%	95	114	(17)%
Basic earnings (loss) per share	$(5.24)	$0.10	(5340)%	$(0.98)	(435)%	$(3.49)	$5.78	(160)%
Diluted earnings (loss) per share	$(6.05)	$(1.28)	(373)%	$(1.22)	(396)%	$(5.45)	$4.26	(228)%
Adjusted earnings per share(2)	$0.28	$0.84	(67)%	$1.33	(79)%	$2.26	$2.33	(3)%
(1) Numbers may not foot due to rounding.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Balance Sheet Highlights

($ amounts in millions)(1)	September 30,	June 30,	Variance (%)	September 30,	Variance (%)
	2026	2026	Q3'26 vs Q2'26	2025	Q3'26 vs Q3'25
Cash and cash equivalents	$118	$85	39%	$110	7%
Securitized loans held for investment (HMBS & nonrecourse)	35,843	35,973	—%	29,451	22%
Total assets	37,731	37,317	1%	30,657	23%
Total liabilities	37,424	36,910	1%	30,291	24%
Total equity	307	407	(25)%	366	(16)%
Tangible equity(2)	155	246	(37)%	177	(12)%
(1) Numbers may not foot due to rounding.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

•As of September 30, 2026, the Company held $118 million in cash and cash equivalents, a 39% increase from June 30, 2026, reflecting strong cash generation from originations and capital markets activities. Leveraging its strong cash position, the Company expects to complete the $60 million paydown of senior secured notes in November 2026.
•Securitized loans held for investment, total assets, and total liabilities were relatively stable from June 30, 2026. Compared to September 30, 2025, these line items grew by at least 22% due to the growth in our portfolio from new originations combined with the acquisition of the Onity HECM servicing portfolio in June 2026.
•Total equity of $307 million as of September 30, 2026, with total equity attributable to common stock of $259 million as of September 30, 2026, or $28.08 book value per common share.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue from fees earned at the time of loan origination as well as from the initial estimate of net origination gains, with all originated loans accounted for at fair value.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'26	Q2'26	Q3'26 vs Q2'26	Q3'25	Q3'26 vs Q3'25	YTD 2026	YTD 2025	2026 vs 2025
Funded volume	$748	$730	2%	$603	24%	$2,074	$1,766	17%
Total revenues	67	74	(9)%	68	(1)%	208	182	14%
Pre-tax income	3	10	(70)%	17	(82)%	23	31	(26)%
Adjusted net income(1)	9	15	(40)%	20	(55)%	38	44	(14)%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

•Funded volume increased 24% to $748 million compared to $603 million in the third quarter of 2025, reflecting continued growing demand for home equity solutions. Year-to-date funded volume increased to $2,074 million, or 17% higher than the first nine months of 2025.
•Total revenue was $67 million as funded volume growth was offset by pressure on revenue margin due to increases in benchmark rates during the quarter. Year-to-date revenue increased 14% to $208 million compared to $182 million in the comparable prior-year period.
•Pre-tax income decreased to $3 million from $10 million in the second quarter, while adjusted net income(1) decreased to $9 million from $15 million. The decline in profitability primarily reflects pressure on origination margins during the third quarter.
•The Company implemented product and pricing adjustments to address the impact of higher interest rates and expects margin to return to historical levels.

(unaudited)
Portfolio Management
The Portfolio Management segment primarily generates revenue in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'26	Q2'26	Q3'26 vs Q2'26	Q3'25	Q3'26 vs Q3'25	YTD 2026	YTD 2025	2026 vs 2025
Assets under management	$37,426	$37,042	1%	$30,362	23%	$37,426	$30,362	23%
Assets excluding HMBS and nonrecourse obligations	1,711	1,683	2%	1,447	18%	1,711	1,447	18%
Total revenues	(112)	1	(11300)%	27	(515)%	(45)	287	(116)%
Adjusted total revenues(1)	31	39	(21)%	49	(37)%	122	126	(3)%
Pre-tax income (loss)	(138)	(26)	(431)%	(11)	(1155)%	(128)	202	(163)%
Adjusted net income(1)	11	18	(39)%	30	(63)%	57	66	(14)%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

•Assets under management increased 23% year over year to $37,426 million, reflecting continued growth in the Company’s portfolio from new originations combined with the acquisition of the Onity HECM servicing portfolio in June 2026.
•Portfolio Management recognized a pre-tax loss of $138 million, reflecting negative non-cash fair value adjustments on retained interests in securitizations. Similarly, the segment recognized a pre-tax loss of $128 million for the first nine months of 2026.
•Year-to-date adjusted net income(1) was $57 million compared to $66 million in the prior-year period, reflecting impacted portfolio valuations and accreted yield. The segment continued to generate recurring portfolio income, while changes in market rates affected the reported fair value of certain retained assets.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	September 30, 2026	June 30, 2026
ASSETS
Cash and cash equivalents	$118,385	$85,278
Restricted cash	682,622	255,187
Loans held for investment, subject to HMBS related obligations, at fair value	25,157,687	25,044,536
Loans held for investment, subject to nonrecourse debt, at fair value	10,685,569	10,928,261
Loans held for investment, at fair value	525,374	516,892
Intangible assets, net	151,723	161,020
Other assets, net (includes $252,069 and $188,635 at fair value)	409,825	325,589
TOTAL ASSETS	$37,731,185	$37,316,763

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$24,848,685	$24,717,687
Nonrecourse debt, at fair value	10,866,225	10,641,380
Other financing lines of credit	1,272,254	1,054,766
Notes payable (includes $23,284 and $61,156 at fair value, and includes $87,126 due to a related party as of both September 30, 2026 and June 30, 2026)	314,188	347,029
Payables and other liabilities (includes $1,782 and $4,221 at fair value)	122,837	149,196
TOTAL LIABILITIES	37,424,189	36,910,058

EQUITY
Preferred Stock, $0.0001 par value; 600,000,000 shares authorized; 50,000 shares issued and outstanding as of both September 30, 2026 and June 30, 2026	—	—
Class A Common Stock, $0.0001 par value; 5,951,000,000 and 6,000,000,000 shares authorized; 9,643,806 and 9,362,420 shares issued, and 9,217,956 and 8,936,570 shares outstanding	1	1
Class B Common Stock, $0.0001 par value; 50,000,000 and 1,000,000 shares authorized; 8,088,934 and 12 shares issued and outstanding	1	—
Additional paid-in capital	990,361	981,042
Accumulated deficit	(681,254)	(634,101)
Accumulated other comprehensive loss	(285)	(285)
Noncontrolling interest	(1,828)	60,048
TOTAL EQUITY	306,996	406,705
TOTAL LIABILITIES AND EQUITY	$37,731,185	$37,316,763

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q3'26	Q2'26	Q3'25	YTD 2026	YTD 2025
PORTFOLIO INTEREST INCOME
Interest income	$589,379	$490,075	$482,132	$1,547,057	$1,444,534
Interest expense	(527,785)	(435,160)	(404,031)	(1,364,278)	(1,236,534)
NET PORTFOLIO INTEREST INCOME	61,594	54,915	78,101	182,779	208,000

OTHER INCOME (EXPENSE)
Net origination gains	59,451	66,576	59,933	186,914	162,029
Gains on securitization of HECM tails, net	19,456	13,620	11,654	44,743	32,990
Fair value changes from model amortization	(51,999)	(36,199)	(41,293)	(120,218)	(117,705)
Fair value changes from market inputs or model assumptions	(141,879)	(31,543)	(21,872)	(153,498)	161,330
Net fair value changes on loans and related obligations	(114,971)	12,454	8,422	(42,059)	238,644
Fee income	7,918	7,454	8,813	21,484	21,898
Non-funding interest expense, net	(12,489)	(12,342)	(14,488)	(37,529)	(44,623)
NET OTHER INCOME (EXPENSE)	(119,542)	7,566	2,747	(58,104)	215,919

TOTAL REVENUES	(57,948)	62,481	80,848	124,675	423,919

EXPENSES
Salaries, benefits, and related expenses	44,430	42,267	37,245	129,301	108,149
Loan production and portfolio related expenses	12,655	15,034	25,527	45,355	46,319
Loan servicing expenses	9,310	7,743	8,168	24,499	23,434
Marketing and advertising expenses	14,428	17,214	11,231	44,981	34,227
Amortization and depreciation	9,980	9,929	9,643	29,761	28,955
General and administrative expenses	13,675	13,902	12,780	42,036	38,939
TOTAL EXPENSES	104,478	106,089	104,594	315,933	280,023
OTHER, NET	32,667	(27,448)	(4,809)	26,700	(8,803)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(129,759)	(71,056)	(28,555)	(164,558)	135,093
Provision (benefit) for income taxes from continuing operations	(20,089)	(42,204)	130	(61,200)	4,205
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(109,670)	(28,852)	(28,685)	(103,358)	130,888
NET LOSS FROM DISCONTINUED OPERATIONS	—	—	(1,172)	—	(5,922)
NET INCOME (LOSS)	(109,670)	(28,852)	(29,857)	(103,358)	124,966
Noncontrolling interest	(62,517)	(30,904)	(20,342)	(75,764)	69,349
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	(47,153)	2,052	(9,515)	(27,594)	55,617
Preferred Stock dividends	1,125	1,125	—	3,375	—
NET INCOME (LOSS) ATTRIBUTABLE TO HOLDERS OF CLASS A COMMON STOCK	$(48,278)	$927	$(9,515)	$(30,969)	$55,617

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q3'26	Q2'26	Q3'25	YTD 2026	YTD 2025
EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	9,217,211	8,911,666	9,066,190	8,879,238	10,090,861
Basic earnings (loss) per share from continuing operations	$(5.24)	$0.10	$(0.98)	$(3.49)	$5.78
Basic earnings (loss) per share	$(5.24)	$0.10	$(1.05)	$(3.49)	$5.51
Diluted weighted average shares outstanding	19,250,589	17,000,600	19,235,795	18,997,028	28,488,038
Diluted earnings (loss) per share from continuing operations	$(6.05)	$(1.28)	$(1.22)	$(5.45)	$4.26
Diluted earnings (loss) per share	$(6.05)	$(1.28)	$(1.27)	$(5.45)	$4.08

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q3'26	Q2'26	Q3'25	YTD 2026	YTD 2025
Reconciliation of total revenues to adjusted total revenues
Total revenues	$(58)	$62	$81	$125	$424
Adjustments for:
Changes in fair value of portfolio assets and liabilities	143	38	22	167	(161)
Amortization of the discount on senior notes	5	4	4	13	13
Adjusted total revenues	$89	$105	$107	$305	$276

Reconciliation of net income (loss) from continuing operations to adjusted net income and adjusted EBITDA
Net income (loss) from continuing operations	$(110)	$(29)	$(29)	$(103)	$131
Add back: (Provision) benefit for income taxes	20	42	—	61	(4)
Net income (loss) from continuing operations before income taxes	(130)	(71)	(29)	(165)	135
Adjustments for:
Changes in fair value(2)	125	84	60	193	(91)
Amortization of intangible assets	9	9	9	28	28
Equity-based compensation(3)	3	3	3	10	7
Certain non-recurring costs(4)	—	1	1	2	2
Adjusted net income before income taxes	8	26	45	69	81
Provision for income taxes(5)	(2)	(7)	(12)	(18)	(22)
Adjusted net income	6	19	33	51	60
Provision for income taxes(5)	2	7	12	18	22
Depreciation	1	1	—	2	1
Interest expense on non-funding debt	8	8	10	24	32
Adjusted EBITDA	$17	$35	$55	$95	$114

($ amounts in millions except shares and $ per share)	Q3'26	Q2'26	Q3'25	YTD 2026	YTD 2025
GAAP Per Share Measures
Net income (loss) from continuing operations attributable to holders of Class A Common Stock	$(48)	$1	$(9)	$(31)	$58
Basic weighted average shares outstanding	9,217,211	8,911,666	9,066,190	8,879,238	10,090,861
Basic earnings (loss) per share from continuing operations	$(5.24)	$0.10	$(0.98)	$(3.49)	$5.78
If-converted method net income (loss) from continuing operations	$(116)	$(22)	$(23)	$(104)	$121
Diluted weighted average shares outstanding	19,250,589	17,000,600	19,235,795	18,997,028	28,488,038
Diluted earnings (loss) per share from continuing operations	$(6.05)	$(1.28)	$(1.22)	$(5.45)	$4.26

(unaudited)

	Q3'26	Q2'26	Q3'25	YTD 2026	YTD 2025
Non-GAAP Per Share Measures
Adjusted net income	$6	$19	$33	$51	$60
Exchangeable secured notes interest expense(6)	—	3	3	8	8
Total	$6	$22	$36	$59	$68
Weighted average shares outstanding	21,056,469	26,294,139	26,615,234	26,232,338	28,960,158
Adjusted earnings per share	$0.28	$0.84	$1.33	$2.26	$2.33

($ amounts in millions except shares and $ per share)(1)	September 30, 2026	June 30, 2026	September 30, 2025
GAAP Book Value Per Common Share
Total equity	$307	$407	$366
Less: Preferred Stock	50	50	—
Less: Noncontrolling interest	(2)	60	83
Total equity attributable to common stock	$259	$297	$283
Class A Common Stock outstanding	9,217,956	8,936,570	7,886,986
Book value per common share	$28.08	$33.20	$35.91

Non-GAAP Tangible Equity Per Share
Total equity	$307	$407	$366
Less: Intangible assets, net	152	161	189
Tangible equity	$155	$246	$177
Class A Common Stock outstanding	9,217,956	8,936,570	7,886,986
Class A LLC Units (if-converted to Class A Common Stock)	8,088,934	8,088,934	8,381,821
Preferred Stock (if-converted to Class A Common Stock)	1,428,571	1,428,571	—
Adjusted Class A Common Stock outstanding	18,735,461	18,454,075	16,268,807
Tangible equity per share	$8.29	$13.31	$10.87
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
(3) Includes all equity-based compensation.
(4) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(5) Income tax provision adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income before income taxes.
(6) Represents interest expense on our exchangeable secured notes, excluding the amortization of the discount on the exchangeable secured notes. The adjustment is presented net of the related income tax benefit, calculated using our effective combined federal and state corporate tax rate, if dilutive for adjusted earnings per share.

(unaudited)
Adjusted Total Revenues and Adjusted Net Income (Loss) by Segment (Continuing Operations)

For the three months ended September 30, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Total revenues	$67	$(112)	$(13)	$(58)
Adjustments for:
Changes in fair value of portfolio assets and liabilities	—	143	—	143
Amortization of the discount on senior notes	—	—	5	5
Adjusted total revenues	$67	$31	$(8)	$89

Pre-tax income (loss)	$3	$(138)	$6	$(130)
Adjustments for:
Changes in fair value(2)	—	153	(28)	125
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	3	3
Certain non-recurring costs(4)	—	—	—	—
Adjusted net income (loss) before taxes	$12	$15	$(19)	$8
Benefit (provision) for income taxes(5)	(3)	(4)	5	(2)
Adjusted net income (loss)	$9	$11	$(14)	$6
Exchangeable secured notes interest expense(6)	—	—	—	—
Total	$9	$11	$(14)	$6
Weighted average shares outstanding	21,056,469	21,056,469	21,056,469	21,056,469
Adjusted earnings (loss) per share	$0.43	$0.52	$(0.67)	$0.28

(unaudited)

For the three months ended June 30, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Total revenues	$74	$1	$(12)	$62
Adjustments for:
Changes in fair value of portfolio assets and liabilities	—	38	—	38
Amortization of the discount on senior notes	—	—	4	4
Adjusted total revenues	$74	$39	$(8)	$105

Pre-tax income (loss)	$10	$(26)	$(55)	$(71)
Adjustments for:
Changes in fair value(2)	—	50	34	84
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	3	3
Certain non-recurring costs(4)	—	—	—	1
Adjusted net income (loss) before taxes	$20	$24	$(18)	$26
Benefit (provision) for income taxes(5)	(5)	(6)	5	(7)
Adjusted net income (loss)	$15	$18	$(13)	$19
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$15	$18	$(10)	$22
Weighted average shares outstanding	26,294,139	26,294,139	26,294,139	26,294,139
Adjusted earnings (loss) per share	$0.56	$0.68	$(0.39)	$0.84

(unaudited)

For the three months ended September 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Total revenues	$68	$27	$(15)	$81
Adjustments for:
Changes in fair value of portfolio assets and liabilities	—	22	—	22
Amortization of the discount on senior notes	—	—	4	4
Adjusted total revenues	$68	$49	$(11)	$107

Pre-tax income (loss)	$17	$(11)	$(35)	$(29)
Adjustments for:
Changes in fair value(2)	—	51	9	60
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	2	3
Certain non-recurring costs(4)	—	—	1	1
Adjusted net income (loss) before taxes	$27	$40	$(23)	$45
Benefit (provision) for income taxes(5)	(7)	(11)	6	(12)
Adjusted net income (loss)	$20	$30	$(17)	$33
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$20	$30	$(14)	$36
Weighted average shares outstanding	26,615,234	26,615,234	26,615,234	26,615,234
Adjusted earnings (loss) per share	$0.75	$1.11	$(0.53)	$1.33

(unaudited)

For the nine months ended September 30, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Total revenues	$208	$(45)	$(38)	$125
Adjustments for:
Changes in fair value of portfolio assets and liabilities	—	167	—	167
Amortization of the discount on senior notes	—	—	13	13
Adjusted total revenues	$208	$122	$(25)	$305

Pre-tax income (loss)	$23	$(128)	$(59)	$(165)
Adjustments for:
Changes in fair value(2)	—	205	(11)	193
Amortization of intangible assets	28	—	—	28
Equity-based compensation(3)	1	—	9	10
Certain non-recurring costs(4)	1	—	1	2
Adjusted net income (loss) before taxes	$52	$78	$(60)	$69
Benefit (provision) for income taxes(5)	(14)	(20)	16	(18)
Adjusted net income (loss)	$38	$57	$(44)	$51
Exchangeable secured notes interest expense(6)	—	—	8	8
Total	$38	$57	$(36)	$59
Weighted average shares outstanding	26,232,338	26,232,338	26,232,338	26,232,338
Adjusted earnings (loss) per share	$1.46	$2.18	$(1.37)	$2.26

(unaudited)

For the nine months ended September 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Total revenues	$182	$287	$(45)	$424
Adjustments for:
Changes in fair value of portfolio assets and liabilities	—	(161)	—	(161)
Amortization of the discount on senior notes	—	—	13	13
Adjusted total revenues	$182	$126	$(32)	$276

Pre-tax income (loss)	$31	$202	$(98)	$135
Adjustments for:
Changes in fair value(2)	—	(113)	22	(91)
Amortization of intangible assets	28	—	—	28
Equity-based compensation(3)	1	—	6	7
Certain non-recurring costs(4)	—	—	2	2
Adjusted net income (loss) before taxes	$60	$90	$(68)	$81
Benefit (provision) for income taxes(5)	(16)	(24)	18	(22)
Adjusted net income (loss)	$44	$66	$(51)	$60
Exchangeable secured notes interest expense(6)	—	—	8	8
Total	$44	$66	$(43)	$68
Weighted average shares outstanding	28,960,158	28,960,158	28,960,158	28,960,158
Adjusted earnings (loss) per share	$1.52	$2.29	$(1.47)	$2.33
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
(3) Includes all equity-based compensation.
(4) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(5) Income tax benefit (provision) adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before taxes.
(6) Represents interest expense on our exchangeable secured notes, excluding the amortization of the discount on the exchangeable secured notes. The adjustment is presented net of the related income tax benefit, calculated using our effective combined federal and state corporate tax rate, if dilutive for adjusted earnings (loss) per share.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, November 3, 2026 at 5:00 pm Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2026. A copy of this press release and an accompanying investor presentation will be posted prior to the call under the “Investors” section on Finance of America’s investor-oriented website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s investor-oriented website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
•1-833-461-5787 (North America)
•1-585-542-9983 (International)
•Meeting ID: 859664133

Replay
A replay of the webcast will be available on the Company’s investor-oriented website approximately two hours after the conclusion of the conference call and will remain available on the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit Finance of America’s investor-oriented website at www.financeofamericacompanies.com and Finance of America’s consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States of America (“U.S.”) Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the control of the Company. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks referenced below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted total revenues, adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, tangible equity, and tangible equity per share.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to total revenues, net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted total revenues, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, tangible equity, and tangible equity per share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted total revenues, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, tangible equity, and tangible equity per share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Adjusted Total Revenues
We define adjusted total revenues as total revenues adjusted for:
1.Changes in fair value of our portfolio assets and liabilities, including loans, retained bonds, and related obligations, due to valuation inputs and assumptions.
2.Amortization of the discount on senior notes resulting from the fair value measurement at issuance.
Management considers adjusted total revenues important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted total revenues is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted total revenues provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core revenues. Adjusted total revenues may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:
1.Income taxes.
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
3.Amortization of intangible assets.
4.Equity-based compensation.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax provision or benefit adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.

Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes.
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
3.Amortization of intangible assets.
4.Equity-based compensation.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation.
7.Interest expense on non-funding debt, excluding amortization of the discount on senior notes resulting from the fair value measurement at issuance.
Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable secured notes, net of a tax effect, if dilutive for adjusted earnings (loss) per share, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A LLC Units of Finance of America Equity Capital LLC owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable secured notes on an if-converted basis if they are dilutive for adjusted earnings (loss) per share, the conversion of the convertible notes on an if-converted basis, the conversion of the preferred stock on an if-converted basis, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
A reconciliation of our forward-looking adjusted earnings per share outlook to U.S. GAAP earnings per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future U.S. GAAP financial results.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.
Tangible Equity Per Share
We define tangible equity per share as tangible equity (defined above) divided by the adjusted Class A Common Stock outstanding, which is equal to the sum of shares of Class A Common Stock outstanding at quarter end, Class A LLC Units if-converted to Class A Common Stock at quarter end, and Preferred Stock if-converted to Class A Common Stock at quarter end. Management uses this metric to evaluate the Company’s total capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity per share provides visibility to the total underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity per share may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts
For Finance of America Media Relations: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com